EXHIBIT 15.2

Office:	+852 2801 6066
Mobile:	+852 9718 8740
Email:	rthorp@tta.lawyer

Tuniu Building no. 699-32

Xuanwudadao, Xuanwu District

Nanjing, Jiangsu Province 210042

People’s Republic of China

4 April 2019

Dear Sirs

Re: Tuniu Corporation

We have acted as legal advisers as to the laws of the Cayman Islands to Tuniu Corporation, an exempted limited liability company incorporated in the Cayman Islands (the "Company"), in connection with the filing by the Company with the United States Securities and Exchange Commission (the "SEC") of an annual report on Form 20-F for the year ended 31 December 2018 ("Form 20-F").

We hereby consent to the reference of our name under the headings, "Item 10.E Additional Information—Taxation—Cayman Islands Taxation" and "Item 16G. Corporate Governance" in the Form 20-F, and further consent to the incorporation by reference of the summaries of our opinions under these captions into Tuniu Corporation’s registration statement on Form S-8 (File No. 333-198111) that was filed on August 13, 2014.

Yours faithfully

/s/ TRAVERS THORP ALBERGA